                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                             FILED BY THE REGISTRANT
                 FILED BY A PARTY OTHER THAN THE REGISTRANT |X|
                           CHECK THE APPROPRIATE BOX:
                           PRELIMINARY PROXY STATEMENT
          CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))
                           DEFINITIVE PROXY STATEMENT
                       |X| DEFINITIVE ADDITIONAL MATERIALS
                   SOLICITING MATERIAL PURSUANT TO RULE 14A-12

                       FIRST AMERICAN CAPITAL CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FIRST AMERICAN COMMITTEE FOR SHAREHOLDER VALUE PROTECTION
                              ATTN: RICKIE D. MEYER

    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                               |X| NO FEE REQUIRED

    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(1) AND 0-11

      (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

                 (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF
             TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11
                         (SET FORTH THE AMOUNT ON WHICH
         THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

              (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

                               (5) TOTAL FEE PAID:

                 FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
     CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS
     PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT
           NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

                           (1) AMOUNT PREVIOUSLY PAID:

                (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

                                (3) FILING PARTY:

                         (4) DATE FILED: APRIL 30, 2003


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             COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE ANNOUNCES
             SLATE OF DIRECTOR NOMINEES FOR FIRST AMERICAN CAPITAL
                                   CORPORATION

Topeka, Kansas, April 30, 2003 - The First American Committee for the Protection of Shareholder Value (the "Shareholder Protection Committee") has filed a preliminary proxy statement with the Securities and Exchange Commission, announcing its intention to nominate a new slate of directors to replace the nominated board of directors of First American Capital Corporation (the "Company") at the Company's next annual meeting of Shareholders in June.

The Shareholder Protection Committee's nominees (two of whom are founders of the Company and three of whom are current directors of the Company) are:

o MICHAEL N. FINK, Founder, Former Chairman of the Board and a current Director of the Company; Senior Vice President of Corporate Development, Citizens, Inc.
  - Lexington, Kentucky

o RICKIE D. MEYER, Founder, Former President and a current Director of the Company; Consultant, Citizens, Inc. - Topeka, Kansas

o DANNY N. BIGGS, Director of the Company; Consultant, Pickrell Drilling Company; Partner, Kelly Petroleum - Great Bend, Kansas

o DEAN F. FERRELL, Owner, Ferrell Construction of Topeka - Topeka, Kansas

o ROGER K. VIOLA, Attorney-at-Law - Topeka, Kansas

o HAROLD E. RILEY, Chairman of the Board, Citizens, Inc. - Austin, Texas

o MARK A. OLIVER, President, Citizens, Inc. - Austin, Texas

o RICK D. RILEY, Chief Executive Officer, Citizens, Inc. - Austin, Texas

Rickie D. Meyer, Spokesperson of the Committee, stated, "We are taking this action because the current board lacks a realistic strategy for creating and preserving shareholder value. Management's current plan fails to address shareholder liquidity and the Company's position as a small company without significant insurance company management experience. Additionally, this present board has denied shareholders the opportunity to have a say in the future direction of the Company. With no trading in the stock and a steadily declining capital base, shareholders must act to replace the present board before the value of their stock dwindles to nothing. The history of small life insurance companies is littered with companies that simply withered away while an entrenched board and inexperienced management leave shareholders holding an empty bag."

"We believe the Committee's nominees are superior stewards of shareholders' investments. The Committee's slate of nominees includes the founders of the Company, as well as a wealth of experience across key aspects of the insurance business and their expertise and credentials will



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be highly valuable to the company, its shareholders, its policyholders, its agents, and its employees as we explore ways to maximize the value of the Company for shareholders."

The Shareholder Protection Committee filed with the Securities and Exchange Commission on April 25th a preliminary proxy statement relating to the solicitation of proxies with respect to the 2003 Company Annual Meeting of Shareholders. The Shareholder Protection Committee will file with the Securities and Exchange Commission ("SEC"), and will furnish to the Company's stockholders, a definitive proxy statement and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by the Shareholder Protection Committee with the SEC at the SEC's website at http://www.sec.gov/. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 732-6168.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company stockholders is available in the preliminary proxy statement filed by the Shareholder Protection Committee with the Commission on Schedule 14A on April 25th.

Some of the statements contained in this release may constitute "forward-looking statements," which for this purpose, includes all statements that are not of historical facts. The actual future financial performance of the Company could differ materially from those anticipated by these forward-looking statements. There can be no assurance that the Shareholder Protection Committee or its nominees will succeed in their efforts to turn the Company around.

Contact:
Rickie D. Meyer
(785) 271-2410

Christopher Dowd, Managing Director
Georgeson Shareholder Communications, Inc.
(800) 732-6168



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